Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Middlefield Banc Corp. on Form S-8 of our report dated January 14, 2005 appearing in the Annual Report on Form 10K of Middlefield Banc Corp. for the year ended December 31, 2004.

/s/ S.R. Snodgrass, A.C.
S.R. Snodgrass, A.C.

Wexford, Pennsylvania March 22, 2005

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